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EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-105828) pertaining to the Amended and Restated 1997 Equity Incentive Plan, the Amended and Restated 1998 Non-Employee Directors' Stock Option Plan, the Amended and Restated 2001 Non-Statutory Plan and the 2003 Employee Stock Purchase Plan of Valentis, Inc., and in the Registration Statements on Form S-3 (File Nos. 333-38092, 333-54066 and 333-104022) and related prospectus of Valentis, Inc., of our report dated August 20, 2003 with respect to the consolidated financial statements of Valentis, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2003.

/s/ ERNST & YOUNG LLP

Palo Alto, California
September 26, 2003

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  EXHIBIT 23.1
Consent of Ernst & Young LLP, Independent Auditors